                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2001
                                                 -------------------------------

                            Cabletron Systems, Inc.
--------------------------------------------------------------------------------
           (Extract name of registrant as specified in its charter)


          Delaware                   1-10228                  04-2797263
--------------------------------------------------------------------------------
(State or other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)           Identification No.)

                   35 Industrial Way, Rochester, NH 03867
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            (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (603) 332-9400
                                                   -----------------------------

Item 5. Other Events

On July 18, 2001, Cabletron Systems, Inc. released unaudited Pro Forma Statements of Operations for Enterasys Networks, Inc. for the five quarters ended June 2, 2001.

Item 7.

Financial Statements, Pro Forma Statements of Operations

                           ENTERASYS NETWORKS, INC

                      PRO FORMA STATEMENTS OF OPERATIONS

                                  (UNAUDITED)





                                                                              QUARTERS ENDED
                                        -----------------------------------------------------------------------------------
                                        JUNE 3,          SEPTEMBER 2,       DECEMBER 2,         MARCH 3,            JUNE 2,
(in thousands)                            2000                2000              2000              2001               2001
                                        -------          -------------      -----------         ---------            -------


 Net revenues                          $175,703            $190,672           $205,814          $221,054             $232,186
 Cost of revenues                        91,620              95,549            101,600           109,102              116,216
                                       --------            --------           ---------         --------            ---------
    Gross margin                         84,083              95,123            104,214           111,952              115,970

 Operating expenses

    Research and development             22,421              18,665             20,223            19,408               20,798
    Selling, general and
      administrative                     69,433              63,440             62,754            64,827               66,723
                                       --------            --------           ---------         --------            ---------
       Total operating expenses          91,854              82,105             82,977            84,235               87,521
       Income (loss) from operations     (7,771)             13,018             21,237            27,717               28,449

Interest income, net                          -               1,792              2,243             2,740                2,584
                                       --------            --------           ---------         --------            ---------
    Income (loss) before income
      taxes                              (7,771)             14,810             23,480            30,457               31,033

Income tax expense (benefit)             (2,409)              4,591              7,279             9,442                9,620
                                       --------            --------           ---------         --------            ---------
Net income (loss)                       ($5,362)           $ 10,219           $ 16,201          $ 21,015             $ 21,413
                                       ========            ========           ========          ========             ========



    The above pro forma statements reflect only the operations of Enterasys
     Networks, and exclude various items that would appear on Cabletron's consolidated financial statements, including the results of Aprisma Management
 Technologies, Riverstone Networks, GlobalNetwork Technology Services and the holding company Cabletron, as well as amortization of intangible assets, in-process research and development, stock based compensation, other income, the cumulative effect of a change in accounting principle and accretive dividends of the Series A and Series B Preferred Stock. See Cabletron Systems, Inc.'s
Form 10-K for the fiscal year ended March 2, 2001 and Form 10-Q for the fiscal quarter ended June 2, 2001 for a complete description of the pro forma items.

THE FOLLOWING ARE CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company may occasionally make forward-looking statements and estimates such as forecasts and projections of the Company's future performance or statements of management's plans and objectives. These forward-looking statements may be contained in, among other things, SEC filings and press releases made by the Company and in oral statements made by the officers of the Company. Actual results could differ materially from those in such forward-looking statements. Therefore, no assurances can be given that the results in such forward-looking statements will be achieved. Important factors that could cause the Company's actual results to differ from those contained in such forward-looking statements include, among others, the factors mentioned below. In the following factors, references to "we," "us," "our" or similar terms refer to the Company.

The completion of our transformation involves risks.

Following shareholder approval at our 2000 annual meeting, we contributed a substantial portion of our operating assets and liabilities to the four Operating Subsidiaries (Enterasys, Riverstone, Aprisma and GNTS). In February 2001, we completed an initial public offering of Riverstone. Recently, we announced our intention to distribute all of our shares of Riverstone to our shareholders in a "spin-off" transaction and to establish Enterasys and Aprisma as independent public companies. In addition, we are considering other strategic alternatives with respect to our Operating Subsidiaries, including the sale of one or more of the Operating Subsidiaries.

We are not obligated to complete any of these transactions and cannot assure you whether any distribution or other strategic transaction will be approved and implemented. The distribution of Riverstone and the establishment of Enterasys and Aprisma as independent public companies will depend upon the individual performance of each subsidiary, market conditions and similar considerations. Also, all of these transactions are subject to conditions, including IRS rulings and shareholder votes, if deemed necessary or desirable, as well as other regulatory approvals and uncertainties. Any distribution or other strategic transaction will be implemented only if our Board of Directors continues to believe that it is in the best interests of the subsidiary and our stockholders. If we fail to satisfy any conditions, if we encounter unfavorable or different financial, industry or economic conditions, or if other unforeseen events intervene, some or all of the currently planned steps could occur on a different timetable or on different terms than we currently anticipate, or might not occur at all.

We believe that the shares of Enterasys and Riverstone that we own comprise a substantial portion of our value. Following any distribution of these shares, our stock price will likely trade at substantially lower prices, and may remain low unless our stockholders approve and we implement a reverse stock split. In addition, investors who hold our shares because of our ownership of Enterasys, Riverstone or both may sell our shares, creating further downward pressure on our stock price. A portion of our common stock is held by mutual funds obligated to purchase stocks in the Standard & Poor's 500 Index. If we do not remain in this index following the distribution of Enterasys or Riverstone, these mutual funds will be required to sell our stock. Substantial sales of our common stock following the distribution of Enterasys, Riverstone or both could cause the market price of our common stock to fall.

Many of our management personnel are employees of Enterasys and will leave us if and when we distribute shares of Enterasys to our shareholders. Enterasys provides many administrative services to us and our other operating subsidiaries under a sub-services agreement, which Enterasys may terminate upon one full fiscal quarter's notice. Following our distribution of Enterasys shares, Enterasys may terminate this sub-services agreement, and we may be unable to develop sufficient administrative capacity to operate efficiently by the effective date of termination.

We have received a ruling from the Internal Revenue Service that the distribution of Riverstone will qualify as a tax-free spin off under Section 355 of the Internal Revenue Code of 1986, as amended. We may seek a similar ruling, or an opinion of legal counsel, with respect to our intention to establish Aprisma and Enterasys as independent public companies. Rulings and opinions of this nature are subject to various representations and limitations, and in any event, are not binding upon the Internal Revenue Service or any court. If a distribution of a subsidiary's shares fails to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code, we will recognize a taxable gain equal to the difference between the fair market value of the applicable subsidiary on the date of the distribution and our adjusted tax basis in the applicable subsidiary's common stock on the date of the distribution. In addition, each of our stockholders will be treated as having received a taxable corporate distribution in an amount equal to the fair market value of the applicable subsidiary's common stock received by the stockholder on the date of distribution. Any taxable gain recognized by us or our stockholders as a result of a distribution which failed to qualify as tax-free under Section 355 is likely to be substantial.

Limitations under Section 355 of the Internal Revenue Code may restrict our ability to use our capital stock following any distribution of a subsidiary. These limitations will generally prevent us from issuing capital stock to the extent that the issuance is part of a plan or series of related transactions that includes one or more of the distributions, and pursuant to which one or more persons acquire shares of our capital stock that represents 50% or more of the voting power or 50% or more of the value of our capital stock. These limitations may restrict our ability to undertake transactions involving the issuance of our capital stock that we believe would be beneficial.

Our restructuring charges may not provide anticipated benefits.

In connection with the transformation of our business, we have taken restructuring charges designed to establish the proper sizing of the transformed company. The elimination of these expenses in the future may not lead to the cost savings we currently anticipate and future restructuring charges may be necessary to establish the proper sizing of the transformed company or for other reasons. If the transformation-related restructuring charge fails to deliver the cost savings anticipated by the Company, the Company may take additional restructuring charges and its operating expenses levels may be higher than anticipated, causing the Company's financial results may suffer.

We may discontinue our share repurchase program.

During fiscal 2001, the Company embarked on a program to repurchase up to $400 million of the Company's outstanding stock. The Company is not obligated to purchase any shares of its common stock and can provide no assurance regarding the number of shares it will repurchase. Any decision by the Company to abandon its share repurchase plan or repurchase less than $400 million worth of its common stock may cause the Company's stock price to fall.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 18, 2001               By: /s/ David J. Kirkpatrick
                                      ---------------------------------
                                      Chief Financial Officer and
                                      Chief Operating Officer
                                      (Principal Financial and
                                      Accounting Officer)